EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to use of our reports: (1) dated April 11, 2014, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, (2) dated April 25, 2014, with respect to the financial statements and schedules of Transamerica Life Insurance Company and (3) dated April 25, 2014, with respect to the financial statements of the subaccounts of the Separate Account VA BNY and Separate Account VA B, included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4, No. 333-185573) and related Prospectus of Transamerica Variable Annuity Series, MEMBERS Variable Annuity Series and Partners Variable Annuity Series.

Des Moines, IA April 25, 2014